UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2024

Onconetix, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41294	83-2262816
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 E. Fifth Street, Suite 1900 Cincinnati,Ohio	45202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 620-4101

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.00001 per share	ONCO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

On October 15, 2024, EisnerAmper LLP (“EA”) submitted its resignation as Onconetix, Inc.’s (the “Company”) independent registered public accounting firm, effective upon the Company’s upcoming filing of its Quarterly Report on Form 10-Q for the quarter ended September 30, 2024.

The Company’s Audit Committee of the Board of Directors (the “Audit Committee”) appointed EA to serve as the Company’s independent registered public accounting firm on July 6, 2023 (the “Appointment Date”). EA’s audit report on the Company’s financial statements as of, and for the fiscal year ended December 31, 2023, dated April 11, 2024, did not contain any adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, other than that it contained an explanatory paragraph regarding the Company’s ability to continue as a going concern.

From the Appointment Date to the date of EA’s resignation (the “Engagement Period), there were no disagreements between the Company and EA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of EA, would have caused EA to make reference to the subject matter of the disagreements in connection with its audit reports on the Company’s financial statements for such periods.

During the Engagement Period, there were no “reportable events”, as defined in Regulation S-K Item 304(a)(1)(v), except as previously disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and the Company’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2024 and June 30, 2024, Company management identified certain material weaknesses in internal controls as follows: (a) the Company did not maintain an effective control environment with adequate segregation of duties with respect to cash disbursements; (b) the Company did not have an effective risk assessment process and effective monitoring of compliance with established accounting policies and procedures, and did not demonstrate a sufficient level of precision in the application of the Company’s controls, including the maintenance of board committee minutes and unanimous written consents; (c) the Company’s controls over the approval and reporting of expenses paid with the Company’s credit cards and certain bank wires were not designed and maintained to achieve the Company’s objectives; (d) the Company lacked accounting resources to maintain optimal segregation of duties, maintain adequate controls over the approval and posting of journal entries, and to provide optimal levels of oversight in order to process financial information in a timely manner, analyze and account for complex, non-routine transactions, and prepare financial statements; (e) the Company did not maintain adequate controls for the timely identification, approval or reporting of related party transactions, and (f) the Company did not maintain effective controls to ensure information technology policies and procedures set the tone at the top, to mitigate risks and achieve information technology objectives and ITGCs in the change management, logical security and computer operations domains.

The Company has provided EA with a copy of the above disclosures and requested that EA furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the foregoing statements and, if not, stating the respects in which it does not agree. A copy of the letter from EA is filed herewith as Exhibit 16.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits .

Exhibit No.	Document
16.1	Letter from EisnerAmper LLP, dated October 21, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Onconetix, Inc.

October 21, 2024	By:	/s/ Karina M. Fedasz
	Name:	Karina M. Fedasz
	Title:	Interim Chief Financial Officer